NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa	Jane Miller
Chief Financial Officer	Corporate Relations Manager
(603) 595-7000	(603) 594-8585 ext. 3346

PRESSTEK APPOINTS JOHN W. DREYER LEAD DIRECTOR

Hudson, NH—March 24, 2005—Presstek, Inc. (Nasdaq:PRST), a leading provider of environmentally responsible digital imaging solutions for the graphic arts and laser imaging markets, today announced that John W. Dreyer has been appointed Lead Director of Presstek’s Board of Directors. As Lead Director, Mr. Dreyer will work in partnership with the Company’s Chief Executive Officer and other Board members in establishing the company’s strategic direction.

Mr. Dreyer has been a member of Presstek’s Board of Director’s since 1996, and has extensive expertise within the printing and graphic arts industries. He retired as chief executive officer and chairman of the board of Pitman Company in December 2000.

“I am delighted to have been given the opportunity to lead Presstek’s Board of Directors at this particular time in the company’s history,” said Dreyer. “Presstek’s progress over the past three years has been remarkable, and the events of the past year have truly transformed the company into a broad- based and vibrant organization.”

Presstek’s President and Chief Executive Officer Edward J. Marino said, “It has been my pleasure to have worked with John on Presstek’s board of directors since I joined the company in 1999. His vast industry experience and solid business acumen have contributed significantly to Presstek’s success. I look forward to his continued counsel and insight which have been, and will continue to be, invaluable.”

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

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Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. ABDick manufactures and markets graphic arts and printing equipment and supplies for all stages of document creation – pre-press, press and post-press – and provides continuing service and support.

For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations of the contributions of Mr. Dreyer as Lead Director, the future growth and profitability of the company and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, Mr. Dreyer’s willingness and ability to play a central role as Lead Director, market acceptance of and demand for the company’s products and resulting revenues and the impact of general market factors in the print industry generally and the economy as a whole; and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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